Exhibit 10.26

Limited Waiver of Certain Tax and Tax Gross-Up Rights

Reference is made to the Amended and Restated Employment Agreement, effective April 23, 2010 (the “Employment Agreement”), between Dollar General Corporation, a Tennessee corporation (the “Company”), and Richard Dreiling  (“Executive”).  Terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

In consideration for a one-time salary adjustment, effective January 1, 2013, Executive hereby forever waives the following rights, but solely with respect to the tax and tax gross-up provisions, as set forth in Sections 5(f) and 5(g) of the Employment Agreement:

5(f)  ....The Company shall pay Executive’s reasonable legal fees incurred in connection with any consultation with an attorney regarding this Agreement (up to $15,000), “grossed up” for all federal and state income and employment taxes (and for such taxes on such gross-up payment), to the extent any such amount is taxable to Executive, no later than the end of the applicable calendar year in which the expenses were incurred.

5(g)  ....To the extent the Company’s payment or reimbursement of Executive’s expenses in relation to his professional club memberships are required to be included in Executive’s income for income tax purposes or as wages for employment tax purposes, the Company will pay to Executive an amount necessary to “gross-up” Executive for state and federal income and employment tax purposes (and for such taxes on such gross-up payment), which gross-up amount shall be paid to Executive no later than the end of the applicable calendar year in which the expenses were incurred.

The foregoing limited waiver will become effective January 1, 2013. If the one-time salary adjustment referenced above is not implemented for any reason, the foregoing limited waiver will not become effective.   Executive shall not be deemed to have waived any other rights contained in the Employment Agreement, including any rights set forth in Sections 5(f) and 5(g) thereto, that do not pertain to the specific tax and tax gross-up rights referenced above.

Date:	12/3/2012	/s/ Richard W. Dreiling
Richard W. Dreiling

Date:	12/3/2012	Accepted: DOLLAR GENERAL CORPORATION

		By:	/s/ Bob Ravener
Name: Bob Ravener
Title: EVP, Chief People Person